UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 23, 2014

BofI HOLDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4350 La Jolla Village Drive, Suite 140, San Diego, CA	92122
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

BofI Holding, Inc. (“BOFI” or the “Company”) and BofI Federal Bank (the "Bank") are providing additional information, as described in this Current Report on Form 8-K, regarding the Bank's efforts to complete the previously announced purchase of certain assets and liabilities, including all of the deposit liabilities, of H&R Block Bank, a federal savings bank (“HRB Bank”) from H&R Block, Inc.

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
    As described in the Current Report on Form 8-K filed by the Company on April 10, 2014, the Bank and HRB Bank, Block Financial LLC, a Delaware limited liability company and the sole shareholder of HRB Bank (“Block Financial”), entered into a Purchase and Assumption Agreement on April 10, 2014 (the “P&A Agreement”) whereby HRB Bank will transfer certain assets and liabilities, including all of HRB Bank’s deposit liabilities, to the Bank (the “P&A Transaction”). Additionally, the Program Management Agreement, the Emerald Advance Receivables Participation Agreement and the Guaranty Agreement, each as described in the Current Report on Form 8-K filed by the Company on April 10, 2014, will become effective upon the closing of the P&A Transaction. As described in the press release issued by the Company on October 5, 2014 and included with the Current Report on Form 8-K filed by the Company on October 6, 2014, the Company announced that the regulatory approval process regarding the P&A Transaction will not be complete this calendar year and that H&R Block, Inc. expects to continue offering its financial services products to its clients through HRB Bank for the upcoming tax season.
On October 23, 2014, HRB Bank, Block Financial, and the Bank entered into a letter agreement (the “Letter Agreement”) agreeing to amend the P&A Agreement as follows:

▪
to amend Section 3.01 to extend the date prior to which the closing of the P&A Agreement will not occur from May 31, 2014 to April 30, 2015, and to provide that if all conditions to closing are satisfied or waived prior to March 31, 2015, the closing will occur on April 30, 2015;

▪	to amend Section 9.01(b) to extend the date after which any party is permitted to terminate the P&A Agreement from October 31, 2014 to May 31, 2015; and

▪
to amend Sections 9.01(c) and 9.01(d) of the P&A Agreement extending the date upon which any party may terminate the agreement for regulatory denial or delay, such that (i) HRB Bank or Block Financial may terminate the P&A Agreement at any time if a regulator has denied a regulatory application filed by the Bank in connection with the P&A Transaction or has indicated to the Bank that no final decision on a regulatory application filed by the Bank can or will be made prior to February 16, 2015 (instead of September 30, 2014 as previously provided), and (ii) the Bank may terminate the P&A Agreement at any time if a regulator has denied a regulatory application filed by HRB Bank or Block Financial in connection with H&R Block, Inc.’s bank divestiture transaction or has indicated to HRB Bank or Block Financial that no final decision on a regulatory application filed by HRB Bank or Block Financial can or will be made prior to February 16, 2015 (instead of September 30, as previously provided).

As previously disclosed, the P&A Agreement is subject to various closing conditions, including the receipt of certain required approvals, entry into certain additional agreements, and the fulfillment of various other customary conditions. There can be no assurances regarding when or if the P&A Agreement will ultimately receive regulatory approval, when or if the other closing conditions will be satisfied, or when or if the P&A Transaction will be completed.

The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the full text of the Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits.

Exhibit	Description
10.1
Letter Agreement among H&R Block Bank, Block Financial LLC, and BofI Federal Bank, effective October 23, 2014.*

* Incorporated by reference to Exhibit 10.1 (Letter Agreement among H&R Block Bank, Block Financial LLC, and BofI Federal Bank, effective October 23, 2014) to Form 8-K filed by H&R Block, Inc. on October 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BofI HOLDING, INC.

Date:	October 23, 2014	By:	/s/ Andrew J. Micheletti
Andrew J. Micheletti
EVP and Chief Financial Officer